UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2008

Nastech Pharmaceutical Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3830 Monte Villa Parkway, Bothell, WA 98021

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 908-3600

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 Other Events.
     On January 16, 2008, Novo Nordisk A/S (“Novo”) advised Nastech Pharmaceutical Company Inc. that Novo intends to cease development under the feasibility study agreement that the parties entered into in March 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ Steven C. Quay, M.D., Ph.D.
Name:	Steven C. Quay, M.D., Ph.D.
Title:	Chairman of the Board and Chief Executive Officer
Dated: January 18, 2008